   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2002.
                                                   REGISTRATION  NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              NUEVO ENERGY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                     76-0304436
    (STATE OR OTHER JURISDICTION                        (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

               1021 MAIN STREET, SUITE 2100, HOUSTON, TEXAS 77002
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              NUEVO ENERGY COMPANY
                            2001 STOCK INCENTIVE PLAN
                              (FULL TITLE OF PLAN)

                               BRUCE K. MURCHISON
                              1021 MAIN, SUITE 2100
                              HOUSTON, TEXAS 77002
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 652-0706
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              HAYNES AND BOONE, LLP
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                            ATTN: GEORGE G. YOUNG III
                                 (713) 547-2081

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED      AMOUNT TO BE    OFFERING PRICE PER      AGGREGATE         REGISTRATION
                                           REGISTERED           SHARE           OFFERING PRICE           FEE
------------------------------------     -------------    -----------------    -----------------    ------------
Common Stock, par value $0.01 per            250,000           $13.945            $3,486,250           $320.74
share (1) (2) (3)
==================================================================================================================

(1) Including preferred stock purchase rights issued under our Shareholders Rights Plan, dated March 5, 1997.

(2) In addition pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(3) Computed pursuant to Rule 457(c) and 457(h) of the Securities Act, based on the average of the high and low sale prices, as reported on the New York Stock Exchange on October 31, 2002 ($13.945).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This registration statement is being filed for the purpose of registering in accordance with Instruction E of Form S-8 an additional 250,000 shares of our common stock, to be issued pursuant to our 2001 Stock Incentive Plan. The contents of our registration statement on Form S-8 (Registration No. 333-70780) filed with the Securities and Exchange Commission on October 2, 2001, are incorporated herein by reference.

          NUEVO ENERGY COMPANY AMENDMENTS TO 2001 STOCK INCENTIVE PLAN

         By means of the 2001 Form S-8, we registered 200,000 shares of common stock issuable under the 2001 plan. On October 29, 2002, our board of directors amended the 2001 plan to increase the number of shares of common stock issuable under the 2001 plan by 250,000 shares. This registration statement registers the additional 250,000 shares of common stock issuable under the 2001 plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         After reasonable efforts, Nuevo Energy Company (the "Company") has not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its report into this Registration Statement. The Company has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act. Since the Company has not been able to obtain the written consent of Arthur Andersen LLP, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated herein.

ITEM 8. EXHIBITS

         Exhibit
         Number            Description
         ------            -----------

         5.1               Opinion of Haynes and Boone, LLP

         24.1              Power of Attorney (included in the signature page)

         23.1 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a) under the Securities Act)

         23.2 Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1)

         99.1              Amendment to the 2001 Stock Incentive Plan

         99.2 2001 Stock Incentive Plan (incorporated by reference from Exhibit 99.1 of the Company's Registration Statement on Form S-8, Reg. No. 33-70780)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 1, 2002.

                            NUEVO ENERGY COMPANY



                            By:   /s/ James L. Payne
                               -----------------------------------------------
                               James L. Payne
                               Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints James L. Payne as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2002.

Signature                                                       Title
---------                                                       -----
/s/ James L. Payne                                              Chairman, President and Chief Executive Officer
--------------------------------------------------------        (principal executive officer)
James L. Payne


/s/ Janet F. Clark                                              Chief Financial Officer (principal accounting and
--------------------------------------------------------        financial officer)
Janet F. Clark


/s/ Robert L. Gerry III                                         Director
--------------------------------------------------------
Robert L. Gerry III


/s/ Gary R. Petersen                                            Director
--------------------------------------------------------
Gary R. Petersen


/s/ James T. Jongebloed                                         Director
--------------------------------------------------------
James T. Jongebloed


/s/ Isaac Arnold, Jr.                                           Director
--------------------------------------------------------
Isaac Arnold, Jr.


/s/ Charles M. Elson                                            Director
--------------------------------------------------------
Charles M. Elson


/s/ Sheryl K. Pressler                                          Director
--------------------------------------------------------
Sheryl K. Pressler

                                  EXHIBIT INDEX

ITEM 8. EXHIBITS

         Exhibit
         Number            Description
         ------            -----------
         5.1               Opinion of Haynes and Boone, LLP

         24.1              Power of Attorney (included in the signature page)

         23.1              Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a) under the
                           Securities Act)

         23.2              Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1)

         99.1              Amendment to the 2001 Stock Incentive Plan

         99.2              2001 Stock Incentive Plan (incorporated by reference from Exhibit 99.1 of the
                           Company's Registration Statement on Form S-8, Reg. No. 33-70780)



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